Exhibit (j)

KPMG LLP Suite 4000 1735 Market Street Philadelphia, PA 19103-7501

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated May 27, 2025, with respect to the financial statements and financial highlights of KraneShares Trust, comprised of KraneShares CSI China Internet ETF, KraneShares Bosera MSCI China A 50 Connect Index ETF, KraneShares Asia Pacific High Income USD Bond ETF, KraneShares Electric Vehicles and Future Mobility Index ETF, KraneShares Emerging Markets Consumer Technology Index ETF, KraneShares MSCI All China Health Care Index ETF, KraneShares MSCI China Clean Technology Index ETF, KraneShares MSCI Emerging Markets ex China Index ETF, KraneShares MSCI One Belt One Road Index ETF, KraneShares SSE STAR Market 50 Index ETF, KraneShares Hang Seng TECH Index ETF, KraneShares KWEB Covered Call Strategy ETF, KraneShares Global Luxury Index ETF, KraneShares Value Line® Dynamic Dividend Equity Index ETF, KraneShares Mount Lucas Managed Futures Index Strategy ETF, KraneShares Global Carbon Strategy ETF, KraneShares European Carbon Allowance Strategy ETF, KraneShares California Carbon Allowance Strategy ETF, KraneShares Hedgeye Hedged Equity Index ETF, KraneShares Artificial Intelligence and Technology ETF, KraneShares Sustainable Ultra Short Duration Index ETF, KraneShares China Alpha Index ETF, KraneShares Man Buyout Beta Index ETF, KraneShares 100% KWEB Defined Outcome January 2027 ETF, KraneShares 90% KWEB Defined Outcome January 2027 ETF, KraneShares 2X Long BABA Daily ETF, KraneShares 2X Long PDD Daily ETF, Quadratic Interest Rate Volatility and Inflation Hedge ETF, and Quadratic Deflation ETF incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the statements of additional information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 29, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.